UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2015 (April 22, 2015)

SOUTHWEST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-34110	73-1136584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

608 South Main Street, Stillwater, Oklahoma	74074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 742-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders

Election of Directors:   At the annual shareholders’ meeting of Southwest Bancorp, Inc. (the “Company”), held April 22, 2015, the shareholders of the Company re-elected nine Director nominees and elected one Director nominee, each for a term expiring at the 2016 annual shareholders’ meeting or such later time as his or her successor is elected and qualified.  The Directors elected and the shareholders’ votes in the election of each Director were as follows:

	For	Withheld	Broker Non-vote
James E. Berry II	20,976,889	391,284	1,535,535
Thomas D. Berry	15,727,352	280,672	1,535,535
John Cohlmia	15,829,805	178,219	1,535,535
David S. Crockett Jr.	15,825,328	182,695	1,535,535
Patrice Douglas	15,732,517	275,506	1,535,535
Mark W. Funke	15,727,395	280,628	1,535,535
James M. Johnson	15,736,472	271,552	1,535,535
Larry J. Lanie	15,735,704	272,320	1,535,535
James M. Morris II	15,660,857	347,167	1,535,535
Russell W. Teubner	15,656,565	351,458	1,535,535

Based on the votes set forth above, each of the nominees was elected to serve as a director until the Annual Meeting in 2016.  The above reflects cumulative voting. There were 19,061,437 shares of common stock outstanding and entitled to vote at the annual meeting.  A total of 18,079,574 shares of common stock were represented at the meeting in person or by proxy, representing 94.8% of the shares outstanding and entitled to vote at the annual meeting.

Advisory Vote on Executive Compensation:  At the annual meeting, the shareholders also approved the compensation of the Company’s Chief Executive Officer, Chief Financial Officer, and three most highly compensated other executive officers.  The shareholder vote was as follows:

For	Against	Abstain	Broker Non-vote
15,469,867	882,575	191,596	1,535,535

Ratification of Appointment of Independent Registered Public Accounting Firm for 2015:  At the annual meeting, the shareholders also approved the engagement of BKD, LLP as the Company’s independent registered public accounting firm for 2015.  The shareholder vote was as follows:

For	Against	Abstain
18,021,923	50,372	7,278

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 28, 2015

SOUTHWEST BANCORP, INC. By: /s/ Mark W. Funke Name: Mark W. Funke Title: President and CEO